Exhibit 4.17

FIRST AMENDMENT TO

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

This First Amendment to Note Purchase and Private Shelf Agreement (this “Amendment”), is made and entered into as of March 22, 2023, by and among Old Dominion Freight Line, Inc., a Virginia corporation (the “Company”), PGIM, Inc. (“Prudential”) and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).

W I T N E S S E T H:

WHEREAS, the Company, Prudential and the Noteholders are parties to a certain Note Purchase and Private Shelf Agreement, dated as of May 4, 2020, (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company;

WHEREAS, the Company has requested that Prudential and the Noteholders extend the Issuance Period and amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, Prudential and the Noteholders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Amendments to Note Agreement. Effective as of the First Amendment Effective Date, the Note Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex A hereto.
2.
Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until Prudential and the Noteholders shall have received the following:
(a)
a shelf structuring fee (the “Structuring Fee”) in an amount of $50,000.00 due and payable to Prudential for its own account in accordance with the wire instructions set forth in Annex B attached hereto;
(b)
reimbursement or payment of its out of pocket costs and expenses incurred in connection with this Amendment or the Note Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel as reflected in summary invoices or statements rendered to the Company at least one Business Day prior to the effectiveness of this Amendment;
(c)
executed counterparts to this Amendment from the Company, Prudential and the Noteholders; and
(d)
a fully executed copy of the Credit Agreement in form and substance satisfactory to the Purchasers.
3.
Representations and Warranties. To induce Prudential and the Noteholders to enter into this Amendment, the Company hereby represents and warrants to Prudential and the Noteholders as follows:

(a) Each of the Company and its Subsidiaries has taken, or on the date of this Amendment will have taken, all necessary corporate action to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment.

(b) No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Company and its Subsidiaries of this Amendment or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings that have been (or on or prior to the date of this Amendment will have been) made or obtained and that are (or on the date of this Amendment will be) in full force and effect, and (ii) consents and filings the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect.

(c) This Amendment has been duly executed and delivered on behalf of the Company.

(d) This Amendment constitutes the legal, valid and binding obligation of each of the Company and its Subsidiaries, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

(e) Neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof by the Company and its Subsidiaries will (i) violate any provision of its articles or certificate of incorporation or its bylaws, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, contract, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, except where such conflict, breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon any of its properties or assets.

(f) Immediately before and after giving effect to this Amendment, the representations and warranties contained in the Note Agreement and the other Note Documents are true in all material respects (except to the extent such representation and warranty is qualified by materiality or reference to Material Adverse Effect or Material Adverse Change, in which case, such representation and warranty shall be true and correct in all respects or except to the extent that such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date), and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.
Ratification of the Note Agreement and the Notes. The Company acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Note Agreement, as amended hereby, and the Notes.
5.
Effect of Amendment. Except as set forth expressly herein, the Note Agreement, as amended hereby, and the other Note Documents, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law)) of the Company to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement, except as expressly provided herein. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.
6.
Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
7.
No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.
8.
Costs and Expenses. To the extent provided in Paragraph 11B of the Note Agreement, the Company agrees to pay on demand all reasonable out of pocket costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Noteholders with respect thereto.
9.
Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in PDF form shall be as effective as delivery of a manually executed counterpart hereof.
10.
Estoppel. To induce the Noteholders to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, to the knowledge of the Company, there exists no right of offset, defense or counterclaim in favor of the Company against any holder of the Notes with respect to the obligations of the Company to any such holder, either with or without giving effect to this Amendment.
11.
Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.
12.
Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY:

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ Anthony K. Slater
Name:	Anthony K. Slater
Title:	Vice President – Treasurer

NOTEHOLDERS:

PGIM, INC.

By:	/s/ Kyle Ulep
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	PGIM, Inc., as investment manager

By:	/s/ Kyle Ulep
Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	PGIM Private Placement Investors,
L.P. (as Investment Advisor)

By:	PGIM Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Kyle Ulep
Vice President

PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY

By:	PGIM, Inc., as investment manager

By:	/s/ Kyle Ulep
Vice President

PICA HARTFORD LIFE INSURANCE COMFORT TRUST

By:	The Prudential Insurance Company of America, as grantor

By:	PGIM, Inc., as investment manager

By:	/s/ Kyle Ulep
Vice President

Annex A

[See attached.]

OLD DOMINION FREIGHT LINE, INC.

$350,000,000

Private Shelf Facility, including

$100,000,000

3.10% Series B Senior Notes Due May 4, 2027

______________

Note Purchase and Private Shelf Agreement

______________

Dated May 4, 2020

TABLE OF CONTENTS

(Not Part of Agreement)

i

4E.	APPLICATION OF PREPAYMENTS	15
4F.	NO ACQUISITION OF NOTES	15
5.	AFFIRMATIVE COVENANTS	16
5A.	FINANCIAL STATEMENTS	16
5B.	OTHER BUSINESS AND FINANCIAL INFORMATION	17
5C.	EXISTENCE; FRANCHISES; MAINTENANCE OF PROPERTIES	19
5D.	COMPLIANCE WITH LAWS	19
5E.	PAYMENT OF OBLIGATIONS	19
5F.	INSURANCE	20
5G.	MAINTENANCE OF BOOKS AND RECORDS; INSPECTIONS	20
5H.	PERMITTED ACQUISITIONS	20
5I.	CREATION OR ACQUISITION OF SUBSIDIARIES; EXCLUDED SUBSIDIARIES	20
5J.	FURTHER ASSURANCES	22
5K.	SANCTIONS; PATRIOT ACT COMPLIANCE; USE OF PROCEEDS	22
5L.	INFORMATION REQUIRED BY RULE 144A	23
5M.	POST-CLOSING COVENANT	23
6.	NEGATIVE COVENANTS	23
6A.	MERGER; CONSOLIDATION	23
6B.	INDEBTEDNESS	24
6C.	LIENS	26
6D.	DISPOSITION OF ASSETS	27
6E.	INVESTMENTS	28
6F.	RESTRICTED PAYMENTS	29
6G.	TRANSACTIONS WITH AFFILIATES	30
6H.	LINES OF BUSINESS	30
6I.	LIMITATION ON CERTAIN RESTRICTIONS	30
6J.	FISCAL YEAR	30
6K.	ACCOUNTING CHANGES	31
6L.	CERTAIN AMENDMENTS	31
6M.	MOST FAVORED LENDER STATUS	31
6N.	CONSOLIDATED DEBT TO CONSOLIDATED TOTAL CAPITALIZATION	31
6O.	FIXED CHARGE COVERAGE RATIO	31
6P.	RESTRICTIONS ON SUBSIDIARIES	31
7.	EVENTS OF DEFAULT	32
7A.	ACCELERATION	32
7B.	RESCISSION OF ACCELERATION	35

7C.	NOTICE OF ACCELERATION OR RESCISSION	36
7D.	OTHER REMEDIES	36
8.	REPRESENTATIONS, COVENANTS AND WARRANTIES	36
8A.	CORPORATE ORGANIZATION AND POWER	36
8B.	AUTHORIZATION; ENFORCEABILITY	36
8C.	NO VIOLATION	36
8D.	GOVERNMENTAL AND THIRD-PARTY AUTHORIZATION; PERMITS	37
8E.	LITIGATION	37
8F.	TAXES	37
8G.	SUBSIDIARIES	38
8H.	FULL DISCLOSURE	38
8I.	MARGIN REGULATIONS	38
8J.	NO MATERIAL ADVERSE CHANGE	38
8K.	FINANCIAL MATTERS	39
8L.	OWNERSHIP OF PROPERTIES	39
8M.	ENVIRONMENTAL MATTERS	40
8N.	COMPLIANCE WITH LAWS	41
8O.	REGULATED INDUSTRIES	41
8P.	INSURANCE	41
8Q.	MATERIAL CONTRACTS	41
8R.	TRADE RELATIONS	41
8S.	LABOR RELATIONS	41
8T.	LEASES	42
8U.	OFFERING OF NOTES	42
8V.	USE OF PROCEEDS	42
8W.	ERISA	42
8X.	ANTI-CORRUPTION LAWS; SANCTIONS	43
8Y.	RULE 144A	43
9.	REPRESENTATIONS OF THE PURCHASERS	43
9A.	NATURE OF PURCHASE	43
9B.	SOURCE OF FUNDS	44
9C.	INDEPENDENT INVESTIGATION	45
10.	DEFINITIONS; ACCOUNTING MATTERS	45
10A.	MAKE-WHOLE TERMS	46
10B.	OTHER TERMS	47
10C.	ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS	63
10D.	OTHER TERMS; CONSTRUCTION	64

10E.	DIVISIONS	64
11.	MISCELLANEOUS	64
11A.	NOTE PAYMENTS	64
11B.	EXPENSES	65
11C.	CONSENT TO AMENDMENTS	66
11D.	FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES	67
11E.	PERSONS DEEMED OWNERS; PARTICIPATIONS	68
11F.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	68
11G.	SUCCESSORS AND ASSIGNS	68
11H.	INDEPENDENCE OF COVENANTS	68
11I.	NOTICES	68
11J.	PAYMENTS DUE ON NON-BUSINESS DAYS	69
11K.	SEVERABILITY	69
11L.	DESCRIPTIVE HEADINGS	69
11M.	SATISFACTION REQUIREMENT	69
11N.	GOVERNING LAW	69
11O.	CONSENT TO JURISDICTION; WAIVER OR IMMUNITIES	69
11P.	WAIVER OF JURY TRIAL	70
11Q.	SEVERALTY OF OBLIGATIONS	70
11R.	COUNTERPARTS; ELECTRONIC EXECUTION	70
11S.	BINDING AGREEMENT	71
11T.	DIRECTLY OR INDIRECTLY	72
11U.	TRANSACTION REFERENCES	72

PURCHASER SCHEDULE

SCHEDULE 6B – INDEBTEDNESS

SCHEDULE 6C – LIENS

SCHEDULE 6E(IV) – EXISTING INVESTMENTS

SCHEDULE 6E(X) – COMPANY’S INVESTMENT POLICY

SCHEDULE 6G – TRANSACTIONS WITH AFFILIATES

SCHEDULE 8D – GOVERNMENTAL AND THIRD PARTY AUTHORIZATIONS

SCHEDULE 8G – SUBSIDIARIES

SCHEDULE 8P – INSURANCE

SCHEDULE 8Q – MATERIAL CONTRACTS

EXHIBIT A-1 - FORM OF SERIES B NOTE

EXHIBIT A-2 - FORM OF SHELF NOTE

EXHIBIT B - FORM OF FUNDS DELIVERY INSTRUCTION LETTER

EXHIBIT C - FORM OF REQUEST FOR PURCHASE

EXHIBIT D - FORM OF CONFIRMATION OF ACCEPTANCE

EXHIBIT E - FORM OF COMPLIANCE CERTIFICATE

EXHIBIT F - FORM OF SUBSIDIARY GUARANTY

v

Old Dominion Freight Line, Inc.

500 Old Dominion Way

Thomasville, North Carolina 27360

As of May 4, 2020

PGIM, Inc. (“Prudential”)

The Prudential Insurance Company

of America (“PICA”)

Prudential Retirement Insurance and

Annuity Company (“PRIAC”)

Physicians Mutual Insurance Company (“PMIC”)

Each Prudential Affiliate (as hereinafter

defined) which becomes bound by certain

provisions of this Agreement as hereinafter

provided (together with PICA, PRIAC and PMIC,

the “Purchasers”)

c/o Prudential Capital Group

1075 Peachtree St., Suite 3600

Atlanta, Georgia 30309

Ladies and Gentlemen:

The undersigned, Old Dominion Freight Line, Inc., a Virginia corporation (the “Company”), hereby agrees with you as follows:

1. AUTHORIZATION OF ISSUE OF NOTES.

1A. Authorization of Issue of Series B Notes. The Company will authorize the issue of its senior promissory notes (the “Series B Notes”) in the aggregate principal amount of $100,000,000, to be dated the date of issue thereof, to mature May 4, 2027, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 3.10% per annum, but at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue Make Whole Amount and interest, and to be substantially in the form of Exhibit A-1 attached hereto. The terms “Series B Note” and “Series B Notes” as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Series B Note pursuant to any such provision. Capitalized terms used herein have the meanings specified in paragraph 10.

1B. Authorization of Issue of Shelf Notes. The Company will authorize the issue of its additional senior promissory notes (the “Shelf Notes”) in the aggregate principal amount of up to the Available Facility Amount (as defined below), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than

15 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), but with interest at the Default Rate if an Event of Default has occurred and is continuing and at the Default Rate on any overdue Make Whole Amount and interest, and to be substantially in the form of Exhibit A-2 attached hereto. The terms “Shelf Note” and “Shelf Notes” as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms “Note” and “Notes” as used herein shall include each Series B Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

2. PURCHASE AND SALE OF NOTES.

2A. Purchase and Sale of Series B Notes. The Company hereby agrees to sell to the Series B Purchasers and, subject to the terms and conditions herein set forth, each of the Series B Purchasers agrees to purchase from the Company the aggregate principal amount of Series B Notes set forth opposite its name on the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. On any date on or prior to May 4, 2020 upon which the Company and the Series B Purchasers may agree (herein called the “Series B Closing Day”), the Company will deliver to each of the Series B Purchasers at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, one or more Series B Notes registered in its name, evidencing the aggregate principal amount of Series B Notes to be purchased by each of the Series B Purchasers and in the denomination or denominations specified with respect to each of the Series B Purchasers in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account, as identified in a written instruction of the Company, in the form of Exhibit B attached hereto, delivered to each of the Series B Purchasers before the Series B Closing Day.

2B. Purchase and Sale of Shelf Notes.

2B(1). Facility. This Agreement shall constitute an uncommitted facility (the “Facility”) pursuant to which Prudential Affiliates will consider, in their sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The “Available Facility Amount” at any time shall mean (~~w~~x) $350,000,000~~, less (x) the aggregate outstanding principal amount of all of the Company’s 4.79% Senior Notes, Tranche B, due January 3, 2021, issued under the Existing Note Purchase Agreement~~, less (y) the aggregate principal amount of the Series B Notes and all other Notes outstanding at such time, less (z) the aggregate principal amount of all Accepted Notes (as defined below) that have not yet been purchased and sold hereunder prior to such time.

NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL AFFILIATES TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

2B(2). Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) ~~the third anniversary of the date of this Agreement~~March 22, 2026 (or, if such ~~anniversary~~date is not a Business Day, the Business Day next preceding such ~~anniversary~~date) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

2B(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, (vii) specify the Designated Spread for such Shelf Notes and (viii) be substantially in the form of Exhibit C attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

2B(4). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City time (or such later time as such Prudential Affiliates may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

2B(5). Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the “Acceptance Window”), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate, and such Prudential Affiliates will agree to cause the purchase of, the Accepted Notes at 100% of the principal amount of such Accepted Notes. As soon as practicable following the Acceptance Day, the Company and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit D attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, any Prudential Affiliate that is to purchase any such Accepted Notes may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2B(6). Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential Affiliates shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

2B(7). Facility Closing. Not later than 11:30 A.M. (New York City time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, the Accepted Notes to be purchased by such Purchaser in the form of one or more Shelf Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Shelf Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(ii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

2B(8). Fees.

2B(8)(i). Structuring Fee. At the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the “Structuring Fee”) in the amount of $75,000. For the avoidance of doubt, the Structuring Fee is a one-time fee that will not be payable in connection with any issue of Notes hereunder after the date of this Agreement.

2B(8)(ii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential, for itself or the account of the holders of Accepted Notes being purchased, (a) on the Cancellation Date (as defined below) or actual Closing Day of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the “Delayed Delivery Fee”) calculated as follows:

(BEY - MMY) X DTS/360 X PA

where “BEY” means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; “MMY” means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); “DTS” means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and “PA” means Principal Amount, i.e., the principal amount of the

Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

2B(8)(iii). Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay the Purchasers in immediately available funds an amount (the “Cancellation Fee”) calculated as follows:

PI X PA

where “PI” means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and “PA” has the meaning ascribed to it in paragraph 2B(8)(ii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

3A. Closing Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

(i) The Note(s) to be purchased by such Purchaser on such Closing Day.

(ii) A favorable opinion of Womble Bond Dickinson (US) LLP, counsel to the Company and the Subsidiary Guarantors (if any), addressed to each Purchaser, as to the matters concerning the Company and the Subsidiary Guarantors and the Note Documents as the Purchasers may reasonably request and in form and substance reasonably satisfactory to such Purchaser.

(iii) A certificate, signed by the president, the chief executive officer, the chief financial officer or the treasurer of the Company, in form and substance satisfactory to such Purchaser, certifying that (i) all representations and warranties of the Company contained in this Agreement and the other Note Documents are true and correct as of such Closing Day in all material respects (except to the extent such representation and warranty is qualified by materiality or reference to Material Adverse Effect or Material Adverse Change, in which case, such representation and warranty shall be true and correct in all respects or except to the extent that such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date), both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the purchasing of the Notes hereunder and the application of the proceeds thereof, (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the purchasing of the Notes hereunder and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, the purchasing of the Notes hereunder and the application of the proceeds thereof, no Material Adverse Change has occurred since December 31, 2019 and, to the best of his knowledge, there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change, and (iv) all conditions to the purchasing of Notes hereunder set forth in this paragraph 3 have been satisfied or waived as required hereunder.

(iv) A certificate of the secretary or an assistant secretary of each of the Company and the Subsidiary Guarantors (if any), in form and substance satisfactory to such Purchaser, certifying that attached thereto is a true and complete copy of (i) the articles or certificate of incorporation and all amendments thereto of the Company or such Subsidiary Guarantor, as the case may be, certified by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) the bylaws of the Company or such Subsidiary Guarantor, as the case may be, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) resolutions adopted by the board of directors of the Company or such Subsidiary Guarantor, as the case may be, authorizing the execution, delivery and performance of this Agreement and the other Note Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of the Company or such Subsidiary Guarantor, as the case may be, executing this Agreement or any of such other Note Documents, and attaching all such copies of the documents described above.

(v) A certificate as of a recent date of the good standing or existence of each of the Company and the Subsidiary Guarantors (if any) under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

(vi) If requested by such Purchaser, an ERISA disclosure letter, duly executed by the Company and the Subsidiary Guarantors (it being understood that no such ERISA disclosure letter shall be required to be delivered in connection with the Series B Closing Day).

(vii) Confirmation that any certification required to be delivered by the Company pursuant to Section 8.2(x) of the Credit Agreement in connection with the issuance of such Notes has been sent, together with a copy of such certification.

(viii) Such additional documents, certificates, opinions and instruments with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

3B. Opinion of Purchaser’s Special Counsel. Such Purchaser shall have received from King & Spalding, LLP or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day; there shall exist on such Closing Day no Event of Default or Default.

3D. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

3E. Payment of Fees and Expenses. The Company shall have paid to each Purchaser such fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to paragraph 2B(8)(i) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(ii). In addition, the Company shall have paid on or before such Closing Day all fees, charges and disbursements of the Purchasers’ special counsel referred to in paragraph 3B to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing Day.

3F. Payment Instructions. Each Purchaser shall have received a written instruction of the Company, in the form of Exhibit B attached hereto, at least 48 hours prior to the applicable Closing Day, including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, (iv) the name and telephone number of a bank contact and (v) the name and telephone number of a contact of the Company.

3G. Sale to Other Purchasers. The Company shall have sold to the other Purchasers the Notes to be purchased by them at the closing and shall have received payment in full therefor.

3H. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes to be purchased.

3I. Governmental Approvals. All legal, tax, accounting, business and other matters and all corporate or other proceedings incident to the transactions contemplated hereby shall be satisfactory in form and substance to the Purchasers; all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the other Note Documents and the consummation of the transactions contemplated hereby and thereby shall have been obtained, without the imposition of conditions that are not acceptable to the Purchaser, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Purchaser shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement, any of the other Note Documents or the consummation of the transactions contemplated hereby or thereby, or that, in the opinion of the such Purchaser, could reasonably be expected to have a Material Adverse Effect.

3J. Corporate Existence. There shall be no liquidation or dissolution proceedings pending or threatened against the Company and the Company shall not be aware of any event or fact affecting or threatening the corporate existence of the Company or any of its Subsidiaries.

3K. Purchase Permitted by Credit Agreement. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided shall be permitted under the Credit Agreement.

4. PREPAYMENTS. The Series B Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series B Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

4A. Required Prepayments of Series B Notes. Until the Series B Notes shall be paid in full, the Company shall apply to the prepayment of the Series B Notes, without Make Whole Amount, the sum of $20,000,000 on each of May 4, 2023, May 4, 2024, May 4, 2025 and May 4, 2026, and such principal amounts of the Series B Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates; provided that upon any partial prepayment of the Notes pursuant to paragraph 4C the principal amount of each required prepayment of the Notes becoming due under this paragraph 4A on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase. The remaining outstanding principal amount of the Series B Notes, together with interest accrued thereon, shall become due on the maturity date of the Series B Notes.

4B. Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Shelf Notes of such Series.

4C. Optional Prepayment With Make Whole Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in a minimum amount of $1,000,000 and integral multiples thereof), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Make Whole Amount, if any, with respect to each such Note. Any partial prepayment of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal on a pro rata basis.

4D. Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4C not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of the Notes held by such holder to be prepaid on such date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Make Whole Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

4E. Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

4F. No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or any amount owing under this Agreement is outstanding and unpaid, the Company covenants as follows:

5A. Financial Statements. The Company will deliver to each holder of Notes:

(i)
Concurrently with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 2020, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated statements of income and cash flows for the Company and its Subsidiaries for the fiscal quarter then ended and (in the case of the second and third fiscal quarters) for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter; provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefore and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this paragraph 5A; and

(ii)
Concurrently with filing its Annual Report on Form 10-K with the Securities and Exchange Commission and in any event within one hundred (100) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2020, an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, cash flows and stockholders’ equity for the Company and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative figures as of the end of and for the preceding fiscal year, all in reasonable detail and certified by the independent certified public accounting firm regularly retained by the Company or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Holders, together with a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial condition and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, provided however that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant’s report described above, shall be deemed to satisfy the requirements of this paragraph 5A.

5B. Other Business and Financial Information.

(i)
Concurrently with the delivery of the financial statements referred to in paragraphs 5A(i) and (ii), a Compliance Certificate with respect to the period covered by the financial statements delivered under paragraph 5A, executed by a Financial Officer of the Company, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in paragraphs 6N and 6O as of the last day of the period covered by such financial statements;

(ii)
~~Concurrently with each delivery thereof, a copy of any certificate regarding the status of defaults or events of defaults required to be delivered in connection with the Existing Note Purchase Agreement~~[Reserved];

(iii)
As soon as available and in any event within forty-five (45) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2020, a consolidated financial forecast for the Company and its Subsidiaries for the next fiscal year (prepared on an annual basis and updated periodically as may be requested by the Required Holders, but no more frequently than quarterly), consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of the Company to the effect that such forecast has been prepared in good faith and is a reasonable estimate of the financial position and results of operations of the Company and its Subsidiaries for the period covered thereby subject to the uncertainties and approximations inherent in any projections; and as soon as reasonably available from time to time thereafter, any modifications or revisions to or restatements of such forecast that are prepared by the Company;

(iv)
[Reserved];

(v)
Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Company or any of its Subsidiaries shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that the Company or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries (documents required to be delivered pursuant to paragraph 5B(v) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date the Company notifies the holders of Notes that such documents have become available on the U.S. Securities Exchange Commission’s EDGAR Database provided that: (i) Company shall deliver paper copies of such documents to any holder of Notes that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by such holder of Notes and (ii) the Company shall notify each holder of Notes (by telecopier or electronic mail) of the posting of any such documents);

(vi)
Promptly upon (and in any event within five (5) Business Days after) any Responsible Officer of the Company obtaining knowledge thereof, written notice of any of the following:

(a)
the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Company specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Company has taken and proposes to take with respect thereto;

(b)
the institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Company or any of its Subsidiaries, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to paragraph 8E or this subparagraph;

(c)
the receipt by the Company or any of its Subsidiaries from any Governmental Authority of (y) any notice asserting any failure by the Company or any of its Subsidiaries to be in compliance with applicable Requirements of Law which is reasonably likely to have a Material Adverse Effect or that threatens the taking of any action against the Company or such Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect, or (z) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Company or any of its Subsidiaries, where any such action would be reasonably likely to have a Material Adverse Effect;

(d)
the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Company specifying the details of such ERISA Event and the action that the Company has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to the Company or such ERISA Affiliate with respect to such ERISA Event;

(e)
the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which the Company or any of its Subsidiaries is a party, the termination or cancellation of which would be reasonably likely to have a Material Adverse Effect;

(f)
the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting the Company, any of its Subsidiaries or any of their respective real property, leased or owned; (y) the receipt by the Company or any of its Subsidiaries of notice of any alleged violation of or noncompliance with any Environmental Laws; or (z) the taking of any remedial action by the Company, any of its

Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased or owned by the Company or any of its Subsidiaries; but in each case under clauses (x), (y) and (z) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

(g)
any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Company setting forth the nature and period of existence thereof and the action that the Company has taken and proposes to take with respect thereto; and

(vii)
As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Company or any of its Subsidiaries (including any Plan and any information required to be filed under ERISA) as any holder of Notes may from time to time reasonably request.

5C. Existence; Franchises; Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its legal existence, except as expressly permitted otherwise by paragraph 6A, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

5D. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

5E. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, (i) pay all liabilities and obligations as and when due (subject to any applicable subordination provisions), except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which such payment is delinquent and penalties would attach thereto, and all lawful claims that, if unpaid, might become a material Lien upon any of the properties of the Company or any of its Subsidiaries; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Company or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with GAAP.

5F. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated.

5G. Maintenance of Books and Records; Inspections. The Company will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of any holder of Notes to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Company, the independent public accountants of the Company and its Subsidiaries (and by this provision the Company authorizes such accountants to discuss the finances and affairs of the Company and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

5H. Permitted Acquisitions. Subject to the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Company or any Subsidiary may from time to time on or after the date of this Agreement effect Permitted Acquisitions, provided that, with respect to each Permitted Acquisition:

(i)
no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto; and

(ii)
immediately after giving effect to such Permitted Acquisition and any Debt incurred or assumed in connection therewith, the Company shall be in compliance with the financial covenants in paragraphs 6N and 6O, determined on a pro forma basis giving effect to such Permitted Acquisition and Debt as of the end of the fiscal quarter then most recently ended for which the holders of Notes have received financial statements and a Compliance Certificate required by paragraphs 5A and 5B(i).

5I. Creation or Acquisition of Subsidiaries; Excluded Subsidiaries. Subject to the provisions of paragraph 6E, the Company may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, the Wholly Owned Subsidiaries of the Company may create or acquire new Wholly Owned Subsidiaries and, subject to the definition of “Excluded Subsidiary,” the Company may designate a Domestic Subsidiary as an Excluded Subsidiary; provided that:

(i)
Concurrently with the creation or direct or indirect acquisition by the Company of any new Subsidiary, the Company will provide written notice to the holders of Notes of such creation or acquisition and no later than thirty (30) days thereafter or such later date reasonably acceptable to the Required Holders, such new Subsidiary will execute and deliver to the holders of Notes a Subsidiary Guaranty, substantially in the form attached hereto as Exhibit F, or a joinder thereto, and the other documents set forth in clause (iii) below. Notwithstanding the foregoing, any such new Subsidiary shall be exempt from providing a Subsidiary Guaranty (a) for so long as such new Subsidiary is an Excluded Subsidiary or (b) if such new Subsidiary is a Foreign Subsidiary (or is owned by a Foreign Subsidiary) if doing so would cause any materially adverse tax consequences to the Company.

(ii)
If any Domestic Subsidiary is currently designated as an Excluded Subsidiary, the Company will (a) continue to monitor whether the requirements of the definition of “Excluded Subsidiary” are satisfied, which monitoring shall include without limitation, calculating whether the Company has satisfied clauses (i) and (ii) of the definition of “Excluded Subsidiary” within thirty (30) days after the Company is required to deliver the financial information under paragraphs 5A(i) and (ii), as applicable and (b) within thirty (30) days after the requirements of the definition of “Excluded Subsidiary” have no longer been satisfied, the Company will cause one or more Subsidiaries to become Subsidiary Guarantors, such that all the requirements of the definition of “Excluded Subsidiary” are satisfied.

(iii)
The Company shall deliver to the holders of Notes (or any individual holder of Notes with respect to clause (b) below):

(a)
Concurrently with the execution and delivery of the Subsidiary Guaranty, or any joinder thereto, by a Subsidiary Guarantor,

(1)
a written legal opinion of counsel to such Subsidiary (which may be provided by in-house counsel) addressed to the holders of Notes, in form and substance reasonably satisfactory to the Required Holders and their counsel, which shall cover such matters relating to such Subsidiary and the creation or acquisition thereof incident to the transactions contemplated by this Agreement and this paragraph 5I and the other Note Documents as set forth in the legal opinion of counsel delivered to the holders of Notes on the date of this Agreement;

(2)
(A) a copy of the certificate of incorporation (or other charter documents) of such Subsidiary, certified as of a date that is acceptable to the Required Holders by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Subsidiary, (B) a copy of the bylaws or similar organizational document of such Subsidiary, certified on behalf of such Subsidiary as of a date that is acceptable to the Required Holders by the corporate secretary or assistant secretary of such Subsidiary, (C) an original certificate of good standing for such Subsidiary issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Subsidiary, and (D) copies of the resolutions of the board of directors and, if required, stockholders or other equity owners of such Subsidiary authorizing the execution, delivery and performance of the agreements, documents and instruments executed pursuant to paragraph 5A(i), certified on behalf of such Subsidiary by an Authorized Officer of such Subsidiary, all in form and substance reasonably satisfactory to the Required Holders;

(3)
a certificate of the secretary or an assistant secretary of such Subsidiary as to the incumbency and signature of the officers executing agreements, documents and instruments executed pursuant to Section 5I(i); and

(b)
Upon the reasonable request of any holder of Notes made at least fifteen days after written notice of the creation or acquisition of such Subsidiary is provided by the Company, the Company shall have provided to such holder of Notes all documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, with respect to such Subsidiary.

(iv)
As promptly as reasonably possible, the Company and its Subsidiaries will deliver any such other documents, certificates and opinions, in form and substance reasonably satisfactory to the Required Holders, as such Required Holders may reasonably request in connection therewith.

5J. Further Assurances. Further Assurances.1" \f C \l 0 The Company will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Required Holders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the holders of Notes under this Agreement and the other Note Documents.

5K. Sanctions; Patriot Act Compliance; Use of Proceeds.

(i)
The Company will, and will cause each of its Subsidiaries to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person or in violation of any Sanctions, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by holder of Notes in order to assist the holder of Notes in maintaining compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

(ii)
The Company will not request any Note, and the Company shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Note (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(iii)
The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and applicable Sanctions.

5L. Information Required by Rule 144A. The Company will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5M. Post-Closing Covenant. No later than forty-five (45) days after the date of this Agreement (or such later date as is agreed to by Required Holders in their sole discretion), the Company shall have delivered to the holders of Notes the articles of incorporation and all amendments thereto of the Company, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of the Commonwealth of Virginia.

6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or any amount owing under this Agreement is outstanding and unpaid, the Company covenants as follows:

6A. Merger; Consolidation. The Company will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination; provided, however, that:

(i)
the Company may merge or consolidate with another Person so long as the Company is the surviving entity, (y) unless such other Person is a Subsidiary immediately prior to giving effect thereto, such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of paragraphs 5H and 5I shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

(ii)
any Subsidiary Guarantor may merge or consolidate with another Person so long as (x) the surviving entity is the Company or a Subsidiary Guarantor (other than in connection with the sale or other disposition of all of the Capital Stock of such Subsidiary in a transaction expressly permitted under or pursuant to this Agreement), (y) unless such other Person is a Subsidiary immediately prior to giving effect thereto (other than in connection with the sale or other disposition of all of the Capital Stock of such Subsidiary in a transaction expressly permitted under or pursuant to this Agreement), such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of paragraphs 5H and 5I shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

(iii)
any Excluded Subsidiary or Foreign Subsidiary may merge or consolidate with another Person so long as (x) the surviving entity is the Company or a Subsidiary (other than in connection with the sale or other disposition of all of the Capital Stock of such Subsidiary in a transaction expressly permitted under or pursuant to this Agreement), (y) unless such other Person is a Subsidiary immediately prior to giving effect thereto (other than in connection with the sale or other disposition of all of the Capital Stock of such Subsidiary in a transaction expressly permitted under or pursuant to this Agreement), such merger or consolidation shall constitute a Permitted Acquisition and the applicable conditions and requirements of paragraphs 5H and 5I shall be satisfied, and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

(iv)
any Subsidiary Guarantor may liquidate, wind up or dissolve so long as (x) such Subsidiary transfers all or substantially all of its net assets to the Company or a Subsidiary Guarantor prior to such liquidation, winding up or dissolution and (y) immediately after giving effect thereto, no Default or Event of Default would exist; and

(v)
any Excluded Subsidiary or Foreign Subsidiary may liquidate, wind up or dissolve so long as (x) such Subsidiary transfers all or substantially all of its net assets to the Company or a Subsidiary prior to such liquidation, winding up or dissolution and (y) immediately after giving effect thereto, no Default or Event of Default would exist.

6B. Indebtedness. The Company will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than (without duplication):

(i)
Indebtedness incurred under this Agreement, the Notes and the Subsidiary Guaranty;

(ii)
Indebtedness pursuant to its terms and conditions existing on the date of this Agreement and described in Schedule 6B, and any renewals, refinancings or replacements thereof as long as (w) the principal amount of such renewed, refinanced or replaced Indebtedness shall not exceed the principal amount of such Indebtedness being renewed, refinanced or replaced, (x) such Indebtedness to be incurred shall not mature prior to the stated maturity of such Indebtedness being renewed, refinanced or replaced, and (y) the Remaining Average Life of such renewed, refinanced or replaced Indebtedness shall be no less than the Remaining Average Life of such Indebtedness being renewed, refinanced or replaced and no payment of any amount due under such Indebtedness being renewed, refinanced or replaced shall be shortened or accelerated by the renewed, refinanced or replaced Indebtedness;

(iii)
accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, provided that the same shall be paid when due except to the extent being contested in good faith and by appropriate proceedings;

(iv)
purchase money Indebtedness of the Company and the Subsidiary Guarantors incurred solely to finance the payment of all or part of the purchase price of any equipment, real property or other fixed assets acquired in the ordinary course of business, including Indebtedness in respect of Finance Lease Obligations, and any renewals, refinancings or replacements thereof (subject to the limitations on the principal amount thereof set forth in this clause (iv)); provided that the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of Indebtedness incurred by the Company and the Subsidiary Guarantors under clause (xii) of this paragraph 6B, shall not at any time exceed the greater of (A) 15% of the Company’s Consolidated Net Worth, determined as of the last day of the fiscal quarter immediately preceding the date such Indebtedness is incurred, and (B) $200,000,000;

(v)
Indebtedness of Company incurred as a result of a Lender (as defined in the Credit Agreement) failing to make any loans pursuant to Section 2.3(b) of the Credit Agreement in an amount up to the amount of such loans not made as long as the conditions to making the loans in Section 4.2 of the Credit Agreement are satisfied immediately before and after such loans should have been made;

(vi)
Indebtedness of the Company under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate, foreign currency or commodity risks and not for speculative purposes;

(vii)
Indebtedness of Excluded Subsidiaries and Foreign Subsidiaries in an aggregate amount not to exceed $40,000,000;

(viii)
Indebtedness incurred under loans and advances permitted by paragraphs 6E(vi) and 6E(vii);

(ix)
Indebtedness in respect of performance bonds and surety bonds entered into by the Company or any Subsidiary in the ordinary course of business;

(x)
Indebtedness incurred by the Company under the ~~Existing Note Purchase Agreement or the Credit Agreement, in each case, as of the date of this~~Credit Agreement (or any guaranty thereof by the Subsidiary Guarantors);

(xi)
other unsecured Indebtedness of the Company and the Subsidiary Guarantors, provided that (A) no Default or Event of Default shall exist before or after the incurrence of such Indebtedness, and (B) immediately after giving effect to the incurrence of such Indebtedness, the Company is in compliance with paragraph 6N, determined on a pro forma basis giving effect to such Indebtedness as of the end of the fiscal quarter then most recently ended for which the holders of Notes received the financial statements and a Compliance Certificate required by paragraphs 5A and 5B(i); and

(xii)
other secured Indebtedness of the Company and the Subsidiary Guarantors the aggregate principal amount of which, together with the aggregate principal amount of Indebtedness incurred by the Company and the Subsidiary Guarantors under clause (iv) of this paragraph 6B shall not at any time exceed the greater of (A) 15% of the Company’s Consolidated Net Worth, determined as of the last day of the fiscal quarter immediately preceding the date such Indebtedness is incurred, and (B) $150,000,000; provided that (x) no Default or Event of Default shall exist before or after the incurrence of such Indebtedness, and (y) the Company is in compliance with paragraph 6N, determined on a pro forma basis giving effect to such Indebtedness as of the end of the fiscal quarter then most recently ended for which the holders of Notes received the financial statements and a Compliance Certificate required by paragraphs 5A and 5B(i).

6C. Lienstc "6C. Liens" \f C \l 1. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, other than the following (collectively, “Permitted Liens”):

(i)
Liens in existence on the date of this Agreement and set forth on Schedule 6C;

(ii)
Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(iii)
Liens (other than (x) any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under paragraph 7A(x) and (y) any Lien, the creation or incurrence of which would result in an Event of Default under paragraph 7A(xiv)) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

(iv)
Liens incurred in the ordinary course of business in connection with automobile liability, bodily injury and property damage insurance; provided that such Liens shall not encumber more than $40,000,000;

(v)
Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(vi)
Liens securing the purchase money Indebtedness permitted under clause (iv) of paragraph 6B, provided that any such Lien (A) shall attach to such property concurrently with or within ten (10) days after the acquisition thereof (or sixty (60) days after the completion thereof in the case of construction financing) by the Company or such Subsidiary, (B) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Company or such Subsidiary and (C) shall not encumber any other property of the Company or any of its Subsidiaries;

(vii)
any attachment or judgment Lien not constituting an Event of Default under paragraph 7A(ix) and that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(viii)
Liens arising from the filing, for notice purposes only, of financing statements in respect of true leases;

(ix)
with respect to any real property occupied by the Company or any of its Subsidiaries, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

(x)
Liens securing the Indebtedness permitted under clause (xii) of paragraph 6B;

(xi)
Liens arising from the conduct of business or ownership of assets of the Company or any of its Subsidiaries that do not secure Indebtedness and do not materially detract from the value of any such assets;

(xii)
Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this paragraph 6C, provided that such Indebtedness is not increased and is not secured by any additional assets.

Furthermore, the Company shall not, and shall not permit any of its Subsidiaries to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility pursuant to this paragraph 6C unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

6D. Disposition of Assets. The Company will not, and will not permit or cause any of its Subsidiaries to, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) all or any portion of its assets, business or properties (including, without limitation, any Capital Stock of any Subsidiary), or enter into any arrangement with any

Person providing for the lease by the Company or any Subsidiary as lessee of any asset that has been sold or transferred by the Company or such Subsidiary to such Person, except:

(i)
the sale, lease or other disposition of assets in the ordinary course of business of the Company and its Subsidiaries;

(ii)
the sale, lease or other disposition of assets by the Company or any Subsidiary of the Company to the Company or to a Subsidiary Guarantor (or by any Subsidiary that is not a Subsidiary Guarantor to another Subsidiary that is not a Subsidiary Guarantor), in each case so long as no Event of Default shall have occurred or be continuing or would result therefrom;

(iii)
the termination or unwinding of Hedge Agreements permitted hereunder; and

(iv)
other dispositions in an aggregate amount, as valued at the time each such disposition is made, not exceeding the greater of (A) 15% of the Company’s Consolidated Net Worth, determined as of the last day of the fiscal quarter immediately preceding the date of such disposition and (B) $200,000,000 for all such dispositions, in each case, in any period of four consecutive fiscal quarters (it being understood that the holders of Notes will release a Subsidiary Guarantor from its Subsidiary Guaranty if such Subsidiary is sold in a disposition permitted by this paragraph 6D).

The foregoing covenant shall be subject in all respects to paragraph 6P.

6E. Investments. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, “Investments”), other than:

(i)
Cash Equivalents;

(ii)
Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

(iii)
Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business, extensions of trade credit in the ordinary course of business, and prepaid expenses incurred in the ordinary course of business;

(iv)
Investments existing on the date of this Agreement and described in Schedule 6E(iv);

(v)
Investments of the Company under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate, foreign currency or commodity risks and not for speculative purposes;

(vi)
Investments consisting of the making of loans, advances, capital contributions or the purchase or other acquisition of Capital Stock (A) by the Company or any Subsidiary in any other Subsidiary that is (or immediately after giving effect to such Investment will be) a Subsidiary Guarantor or Excluded Subsidiary, provided that the Company complies with the provisions of paragraph 5I, (B) by any Subsidiary in the Company, and (C) by any Foreign Subsidiary in another Foreign Subsidiary;

(vii)
Investments by the Company or any Domestic Subsidiary in Foreign Subsidiaries consisting of the making of loans, advances, capital contributions, the purchase of Capital Stock, and Contingent Obligations with respect to obligations of any such Foreign Subsidiary;

(viii)
Permitted Acquisitions;

(ix)
life insurance policies on the lives of employees of the Company or any Subsidiary;

(x)
Investments (other than Acquisitions) made pursuant to the Company’s investment policy set forth on Schedule 6E(x); and

(xi)
other Investments (in addition to those permitted under the foregoing clauses (i) through (x)); provided that the aggregate amount of all such other Investments, as valued at the time each such Investment is made, shall not exceed 15% of Consolidated Net Worth.

The foregoing covenant shall be subject in all respects to paragraph 6P.

6F. Restricted Payments. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock (collectively, “Restricted Payments”), or set aside funds for any of the foregoing, unless immediately after giving effect to such action:

(i)
no Default or Event of Default shall then exist;

(ii)
after giving effect to such Restricted Payment no Default or Event of Default would then exist; and

(iii)
such Restricted Payment has been duly authorized by all necessary corporate action and is permitted by applicable Requirements of Law.

Notwithstanding the foregoing, each Wholly Owned Subsidiary of the Company may declare and make dividend payments or other distributions to the Company or another Wholly Owned Subsidiary of the Company, to the extent not prohibited under applicable Requirements of Law.

The foregoing covenant shall be subject in all respects to paragraph 6P.

6G. Transactions with Affiliates. The Company will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Company or any Subsidiary, except in the ordinary course of its business pursuant to the reasonable requirements of the Company or such Subsidiary and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm’s length transaction with a Person other than an Affiliate of the Company or such Subsidiary; provided, however. that nothing contained in this paragraph 6G shall prohibit:

(i)
transactions described on Schedule 6G or otherwise expressly permitted under this Agreement; and

(ii)
the payment by the Company of reasonable and customary fees to members of its board of directors, including without limitation indemnification payments and payments for directors and officers insurance.

6H. Lines of Business. The Company will not, and will not permit or cause any of its Subsidiaries to, engage in any business other than the businesses engaged in by it on the date hereof and businesses and activities reasonably related thereto.

6I. Limitation on Certain Restrictions. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Company and its Subsidiaries to perform and comply with their respective obligations under the Note Documents or (ii) the ability of any Subsidiary of the Company to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Company or any other Subsidiary, to make loans or advances to the Company or any other Subsidiary, or to transfer any of its assets or properties to the Company or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Note Documents, applicable Requirements of Law, the Credit Agreement to the extent no more restrictive than, and permitting, the covenants contained in this Agreement, or any agreement or instrument creating a Permitted Lien (but only to the extent such restriction or encumbrance applies to the assets subject to such Permitted Lien).

6J. Fiscal Year. The Company will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

6K. Accounting Changes. The Company will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP (including early adoption of changes that the Company determines are in the best interest of the Company) or practices generally consistent with the accounting practices of other Persons in the same or similar lines of business as Company that would not materially affect the calculation or determination of the financial covenants in paragraphs 6N and 6O.

6L. Certain Amendments. The Company will not, and will not permit or cause any of its Subsidiaries to, amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any of the Material Credit Facilities, the effect of which would be (a) to provide for any mandatory prepayments not already provided for by the terms thereof or (b) to increase the applicable interest rate or amount of any fees or costs due thereunder.

6M. Most Favored Lender Status. In the event the Company or any Subsidiary shall enter into, assume or otherwise become bound by or obligated under any agreement creating, governing or evidencing Indebtedness under a Material Credit Facility containing one or more Additional Covenants or Additional Defaults, the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Company further covenants to promptly execute and deliver at its expense (including the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 6O, but shall merely be for the convenience of the parties hereto.

6N. Consolidated Debt to Consolidated Total Capitalization. The Company will not permit the ratio of Consolidated Debt to Consolidated Total Capitalization as of the last day of any fiscal quarter to be greater than 0.60 to ~~1.0~~1.00.

6O. Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 2.00 to ~~1.0~~1.00.

6P. Restrictions on Subsidiaries. Until such date that Section 8.9 of the Credit Agreement (or any equivalent provision in any subsequent agreement) is amended in a manner satisfactory to the Required Holders to permit the terms of this Agreement, including the restrictions on Subsidiaries set forth in paragraphs 6D, 6E and 6F (without giving effect to the final sentence in each such paragraph), (i) the Company will not form, acquire or permit to exist any Subsidiary other than Subsidiary Guarantors and (ii) the covenants in paragraphs 6D, 6E and 6F shall not restrict the ability of any Subsidiary of the Company to make any dividend payments or other distributions in respect of its Capital Stock, to make loans or advances to the Company or any other Subsidiary, or to transfer any of its assets or properties to the Company or any other Subsidiary.

7. EVENTS OF DEFAULT.

7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i)
the Company defaults in the payment of any principal of, or Make Whole Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii)
the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

(iii)
the Company shall fail to observe, perform or comply with any condition, covenant or agreement contained in any of paragraphs 5A, 5B, 5C(i), 5H, 5I, 6 or 8V; or

(iv)
The Company or any of its Subsidiaries shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Note Documents other than those enumerated in paragraphs 7A(i), 7A(ii) and 7A(iii) above, and such failure (a) is deemed by the terms of the relevant Note Document to constitute an Event of Default or (b) shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the earlier of (y) the date on which a Responsible Officer of the Company acquires knowledge thereof and (z) the date on which written notice thereof is delivered by any holder of Notes to the Company; or any default or event of default shall occur under any Hedge Agreement to which the Company and any Hedge Party are parties or any Cash Management Agreement to which the Company and any Cash Management Bank are parties; or

(v)
Any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries in this Agreement, any of the other Note Documents or in any certificate, instrument, report or other document furnished in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished; or

(vi)
The Company or any of its Subsidiaries shall (a) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement or a Hedge Agreement) having an aggregate principal amount of at least $75,000,000 or (z) any termination or other payment under any Hedge Agreement covering a notional amount of Indebtedness of at least $75,000,000 or (b) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof so as to permit the holder to accelerate the maturity of such Indebtedness; or

(vii)
The Company or any of its Subsidiaries shall (a) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (b) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in paragraph 7A(viii) below, (c) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (d) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (e) make a general assignment for the benefit of creditors or (f) take any corporate action to authorize or approve any of the foregoing; or

(viii)
Any involuntary petition or case shall be filed or commenced against the Company or any of its Subsidiaries seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding; or

(ix)
Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (exclusive of amounts fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has acknowledged its liability in writing) in an aggregate amount in excess of $75,000,000 shall be entered or filed against the Company or any of its Subsidiaries or any of their respective properties and the same shall not be dismissed, stayed or discharged for a period of thirty (30) days or in any event later than five days prior to the date of any proposed sale thereunder; or

(x)
Any provision of any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Note Documents, ceases to be in full force and effect; or the Company or any Subsidiary Guarantor or any other Person contests in any manner the validity or enforceability of any provision of any Note Document; or the Company or any Subsidiary Guarantor denies that it has any or further liability or obligation under any provision of any Note Document to which it is a party, or purports to revoke, terminate or rescind any provision of any Note Document to which it is a party; or it is or becomes unlawful for the Company or any Subsidiary Guarantor to perform any of its obligations under any Note Document to which it is a party; or

(xi)
Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, the Company and its ERISA Affiliates have incurred or would be reasonably likely to incur liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in an aggregate amount in excess of $75,000,000; or

(xii)
Any one or more licenses, permits, accreditations or authorizations of the Company or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Company or any of its Subsidiaries to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; or

(xiii)
Any one or more Environmental Claims shall have been asserted against the Company or any of its Subsidiaries (or a reasonable basis shall exist therefor); the Company and its Subsidiaries have incurred or would be reasonably likely to incur liability as a result thereof; and such liability, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; or

(xiv)
Any notice of lien, levy or assessment is filed of record to all or any of the Company’s or any Subsidiary’s assets by the United States of America, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation the PBGC respecting taxes and debts owing and delinquent, or if any taxes or debts owing at any time or times hereafter to any one of them becomes delinquent and a lien or encumbrance upon the Company’s or any Subsidiary’s property and the same is not dismissed, released, bonded or discharged within thirty (30) days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty; or

(xv)
The Company ceases to be solvent, or the Company ceases to conduct its business substantially as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or

(xvi)
Any of the following shall occur: (a) any Person (other than members of the Control Group) or group of Persons (other than the Control Group) acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (b) the Board of Directors of the Company shall cease to consist of a majority of the individuals (1) who were members of the Board of Directors as of the date hereof, (2) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (1) above constituting at the time of such election or nomination at least a majority of the Board of Directors or (3) whose election or nomination to the Board of Directors was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such election or nomination at least a majority of the Board of Directors.

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and the Make Whole Amount with respect to each Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (vii), (viii), (ix) or (x) of this paragraph 7A with respect to the Company or any Subsidiary Guarantor, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and the Make Whole Amount with respect to each Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default (including an event described in clause (a) above), the Required Holder(s) of the Notes of any Series may at its or their option, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and the Make Whole Amount with respect to each Note of such Series, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company.

The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Make Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

7B. Rescission of Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Make Whole Amount payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Make Whole Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

8A. Corporate Organization and Power. Each of the Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Note Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

8B. Authorization; Enforceability. Each of the Company and its Subsidiaries has taken, or on the date of this Agreement will have taken, all necessary corporate action to execute, deliver and perform each of the Note Documents to which it is or will be a party, and has, or on the date of this Agreement (or any later date of execution and delivery) will have, validly executed and delivered each of the Note Documents to which it is or will be a party. This Agreement constitutes, and each of the other Note Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each of the Company and its Subsidiaries that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

8C. No Violation. The execution, delivery and performance by each of the Company and its Subsidiaries of this Agreement and each of the other Note Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or its bylaws, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, contract, agreement or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, except where such conflict, breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon any of its properties or assets. No Subsidiary is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Company or any other Subsidiary, to make loans or advances to the Company or any other Subsidiary, or to transfer any of its assets or properties to the Company or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of the Note Documents or applicable Requirements of Law.

8D. Governmental and Third-Party Authorization; Permits.

(i)
No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each of the Company and its Subsidiaries of this Agreement or any of the other Note Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) consents, authorizations and filings that have been (or on or prior to the date of this Agreement will have been) made or obtained and that are (or on the date of this Agreement will be) in full force and effect, which consents, authorizations and filings are listed on Schedule 8D, and (ii) consents and filings the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)
Each of the Company and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure of which to obtain would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

8E. Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Company, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, arbitrator or other Person, (i) against or affecting the Company, any of its Subsidiaries or any of their respective properties that could reasonably be expected to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Note Documents or any of the transactions contemplated hereby or thereby.

8F. Taxes. Each of the Company and its Subsidiaries has timely filed all federal, state and local tax returns and reports required to be filed by it (except for those the failure to file would not be reasonably likely to, individually or in the aggregate, to have a Material Adverse Effect) and has paid, prior to the date on which penalties would attach thereto or a Lien would attach to any of the properties of the Company or its Subsidiaries if unpaid, all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are not yet delinquent or that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. There is no unresolved claim by any Governmental Authority concerning the tax liability of the Company or any of its Subsidiaries for any period for which tax returns have been or were required to have been filed, other than unsecured claims for which adequate reserves have been established in accordance with GAAP. Neither the Company nor any of its Subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes, other than taxes for which adequate reserves have been established in accordance with GAAP.

8G. Subsidiaries. Schedule 8G sets forth a list, as of the date of this Agreement, of all of the Subsidiaries of the Company and, as to each such Subsidiary, the percentage ownership (direct and indirect) of the Company in each class of its capital stock and each direct owner thereof. Except for the shares of capital stock expressly indicated on Schedule 8G as of the date of this Agreement, there are no shares of capital stock, warrants, rights, options or other equity securities, or other Capital Stock of any Subsidiary of the Company outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of the Company are duly and validly issued, fully paid and nonassessable. The Company is the sole legal, record and beneficial owner of, and has good and valid title to, all such capital stock, free and clear of all Liens. As of the date of this Agreement, the Company has no Subsidiaries.

8H. Full Disclosure. All factual information heretofore or contemporaneously furnished to any holder of Notes in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all other such factual information hereafter furnished to any holder of Notes in writing by or on behalf of the Company or any of its Subsidiaries will be, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, not misleading.

8I. Margin Regulations. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Notes will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act. Not more than 25% of the value of the assets of the Company and its Subsidiaries is represented by Margin Stock.

8J. No Material Adverse Change. There has been no Material Adverse Change since December 31, 2019, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Change.

8K. Financial Matters.

(i)
The Company has heretofore furnished to the holder of Notes copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2019, and the related statements of income, cash flows and shareholders’ equity for the fiscal years then ended, together with the opinion of Ernst & Young LLP thereon, and (ii) the internal, unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2020, and the related statements of income, cash flows and shareholders’ equity for the three (3) month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly the financial condition of the Company and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Company and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto as of the date of this Agreement, there are no material liabilities or obligations with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

(ii)
Each of the Company and its Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured in their ordinary course), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature in their ordinary course.

8L. Ownership of Properties. Except where the failure to do so would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect, each of the Company and its Subsidiaries (i) has good and marketable title to all material real properties owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, (iii) possesses or has rights to use licenses, patents, copyrights, trademarks, service marks, trade names and other assets sufficient to enable it to continue to conduct its business substantially as heretofore conducted and without any material conflict with the rights of others, and (iv) has good title to all of its other material properties and assets reflected in the most recent financial statements referred to in paragraph 8K(i) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case under (i), (ii), (iii) and (iv) above free and clear of all Liens other than Permitted Liens.

8M. Environmental Matters.

(i)
No Hazardous Substances are or have been generated, used, located, released, treated, disposed of or stored by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other Person (including any predecessor in interest) or otherwise, in, on or under any portion of any real property, leased or owned, of the Company or any of its Subsidiaries, except in compliance with the requirements of all applicable Environmental Laws and except where the failure to do so is not reasonably likely to result in a Material Adverse Effect, and no portion of any such real property or, to the knowledge of the Company, any other real property at any time leased, owned or operated by the Company or any of its Subsidiaries, has been contaminated by any Hazardous Substance to the extent that is reasonably likely to result in a Material Adverse Effect; and no portion of any real property, leased or owned, of the Company or any of its Subsidiaries has been or is presently or, to the knowledge of the Company, has ever been, the subject of an environmental audit, assessment or remedial action to the extent that is reasonably likely to result in a Material Adverse Effect.

(ii)
No portion of any real property, leased or owned, of the Company or any of its Subsidiaries has been used by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other Person, as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility; no portion of such real property or any other real property at any time leased, owned or operated by the Company or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the “National Priorities List” or “CERCLIS List” (or any similar federal, state or local list) of sites subject to possible environmental problems.

(iii)
All activities and operations of the Company and its Subsidiaries are in compliance with the requirements of all applicable Environmental Laws, except to the extent the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Company and its Subsidiaries has obtained all licenses and permits under Environmental Laws necessary to its respective operations except where the failure to do so is not reasonably likely to result in a Material Adverse Effect; all such licenses and permits are being maintained in good standing except where the failure to do so is not reasonably likely to result in a Material Adverse Effect; and each of the Company and its Subsidiaries is in compliance with all terms and conditions of such licenses and permits, except for such licenses and permits the failure to obtain, maintain or comply with which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims that, if adversely determined, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Company, there are no threatened actions, suits, proceedings or investigations with respect to any such Environmental Claims, nor any basis therefore that, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

8N. Compliance with Laws. Each of the Company and its Subsidiaries: (i) has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, (ii) has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and (iii) is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except in each case under clauses (i), (ii) and (iii) above for such Requirements of Law the failure to comply with which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

8O. Regulated Industries. Neither the Company nor any of its Subsidiaries is an “investment company,” a company “controlled” by an “investment company,” or an “investment advisor,” within the meaning of the Investment Company Act of 1940, as amended.

8P. Insurance. Schedule 8P sets forth a true and complete summary of all material insurance policies or arrangements carried or maintained by the Company and its Subsidiaries as of the date of this Agreement, indicating in each case the insurer, expiration, amount and type of coverage and deductibles. The assets, properties and business of the Company and its Subsidiaries are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

8Q. Material Contracts. Schedule 8Q lists, as of the date of this Agreement, each “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K under the Exchange Act) to which the Company or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject (collectively, “Material Contracts”), and also indicates the parties, subject matter and term thereof. As of the date of this Agreement and except with respect to any Material Credit Facility or any Material Contract that has expired since the date it was most recently disclosed as a “material contract” pursuant to Regulation S- K under the Exchange Act, (i) each Material Contract is in full force and effect and is enforceable by the Company or the Subsidiary that is a party thereto in accordance with its terms, and (ii) neither the Company nor any of its Subsidiaries (nor, to the knowledge of the Company, any other party thereto) is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

8R. Trade Relations. To the best of the Company’s knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, any business relationship of the Company or its Subsidiaries which would be reasonably likely to have a Material Adverse Effect, including, without limitation, any business relationship with any customer or any group of customers or any supplier or group of suppliers.

8S. Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended, to the extent that is reasonably likely, individually or in the aggregate, to cause a Material Adverse Effect. Except for those situations that would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, there is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries, and (iii) to the knowledge of the Company, no petition for certification or union election or union organizing activities taking place with respect to the Company or any of its Subsidiaries. As of the date of this Agreement, there are no collective bargaining or Multiemployer Plans covering the employees of the Company or any of its Subsidiaries.

8T. Leases. The Company and its Subsidiaries, enjoy peaceful and undisturbed possession under all of their leases and all such leases are valid and subsisting and in full force and effect except such leases that if not in existence would not be reasonably likely to have a Material Adverse Effect.

8U. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchaser(s) and not more than 10 other Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8V. Use of Proceeds. The proceeds of sale of the Series B Notes will be used by the Company (i) to finance capital expenditures, Restricted Payments (including share repurchases) and Permitted Acquisitions, in each case to the extent permitted hereunder and (ii) for general corporate purposes.

8W. ERISA.

(i)
Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA, and each Plan is and has been administered in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code. No ERISA Event (i) has occurred within the five (5)-year period prior to the date of this Agreement, (ii) has occurred and is continuing, or (iii) to the knowledge of the Company, is reasonably expected to occur with respect to any Plan. No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(ii)
Neither the Company nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any ERISA Affiliate would become subject to any liability under ERISA if the Company or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is “insolvent” within the meaning of such term under ERISA.

(iii)
The Company represents and warrants as of the date of this Agreement that the Company is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Company’s entrance into, participation in, administration of and performance of the Notes or this Agreement.

(iv)
The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Paragraph 8W(iv) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Paragraph 9B as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

8X. Anti-Corruption Laws; Sanctions.

(i)
None of the Company, any Subsidiary of the Company or any Affiliate of the Company, or any of their respective directors, officers, employees, agents or representatives (i) is a Sanctioned Person or currently the subject or target of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country.

(ii)
The Company, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Company, the agents of the Company and its Subsidiaries, are in compliance with all applicable Sanctions and Anti-Corruption Laws, in all material respects. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Sanctions and Anti-Corruption Laws.

8Y. Rule 144A. The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

9. REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser represents as follows:

9A. Nature of Purchase. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

9B. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be

“related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

9C. Independent Investigation. Each Purchaser has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company. No holder of Notes shall have any duty or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A. Make-Whole Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

“Designated Spread” shall mean 0.50% in the case of each Series B Note and 0% in the case of each Note of any other Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Make Whole Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Make Whole Amount shall in no event be less than zero.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, Designated Spread over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

10B. Other Terms.

“Acceptance” shall have the meaning specified in paragraph 2B(5).

“Acceptance Day” shall have the meaning specified in paragraph 2B(5).

“Acceptance Window” shall have the meaning specified in paragraph 2B(5).

“Accepted Note” shall have the meaning specified in paragraph 2B(5).

“Acquisition” shall mean any transaction or series of related transactions, consummated on or after the date hereof, by which the Company directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, or all or substantially all of the assets, of any Person or any line of business or division of any Person, whether through the purchase of assets, a merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

“Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary contained in any document or instrument creating, governing or evidencing any Material Credit Facility (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement.

“Additional Default” shall mean any provision contained in any document or instrument creating or evidencing any Material Credit Facility which permits the holder or holders of Indebtedness under such Material Credit Facility to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise requires the Company or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holders of such other Indebtedness (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement.

“Affiliate” shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no holder of Notes shall be deemed an “Affiliate” of the Company or any of its Subsidiaries.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, and the rules and regulations thereunder.

“Authorized Officer” shall mean, with respect to any action specified herein, any officer of the Company duly authorized by resolution of the board of directors of the Company to take such action on its behalf, and whose signature and incumbency shall have been certified to the holders of Notes by the secretary or an assistant secretary of the Company.

“Available Facility Amount” shall have the meaning specified in paragraph 2B(1).

“Bank Agent” shall mean the “Administrative Agent” under and as defined in the Credit Agreement.

“Bank Lender” shall mean each “Lender” under and as defined in the Credit Agreement.

“Bankruptcy Code” shall mean 11 U.S.C. §§ 101 et seq., as amended from time to time, and any successor statute.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which Prudential is not open for business.

“Cancellation Date” shall have the meaning specified in paragraph 2B(8)(iii).

“Cancellation Fee” shall have the meaning specified in paragraph 2B(8)(iii).

“Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents” shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within ninety (90) days from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within ninety (90) days from the date of acquisition and, at the time of acquisition, having a rating of at least A-l or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within ninety (90) days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof that has combined capital and surplus of at least $500,000,000 and that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc., (iv) repurchase obligations with a term not exceeding seven (7) days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the type described in clause (i) above.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit, debit or procurement card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” shall mean (i) any Person that, at the time it enters into a Cash Management Agreement, is a Bank Lender, an Affiliate of a Bank Lender, the Bank Agent or an Affiliate of the Bank Agent, in its capacity as a party to such Cash Management Agreement with the Company and (ii) any Person that, as of the effective date of the Credit Agreement, is a Bank Lender or an Affiliate of a Bank Lender and is party to a Cash Management Agreement, in its capacity as party to such Cash Management Agreement with the Company.

“Closing Day” shall mean, with respect to the Series B Notes, the Series B Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in paragraph 2B(8)(ii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Compliance Certificate” shall mean a fully completed and duly executed certificate in the form of Exhibit E, together with a Covenant Compliance Worksheet.

“Confirmation of Acceptance” shall have the meaning specified in paragraph 2B(5).

“Consolidated Debt” shall mean, as of any date of determination, the total amount of all Debt of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, net income (or loss) for the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Interest Expense” shall mean, for any period, the difference between (i) gross interest expense of the Company and its Subsidiaries deducted in the calculation of Consolidated Net Income for such period and (ii) the gross interest income of the Company and its Subsidiaries included in the calculation of Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” shall mean the consolidated stockholders’ equity of the Company and its Subsidiaries, determined in accordance with GAAP.

“Consolidated Total Capitalization” shall mean, as of any date of determination, the sum of (i) Consolidated Debt as of such date and (ii) Consolidated Net Worth as of such date.

“Contingent Obligation” shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefore primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, (ii) to advance or provide funds (A) for the payment or discharge of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services from the primary obligor primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner(s) of any such primary obligations against loss or failure or inability of the primary obligor(s) to perform in respect thereof, individually or in the aggregate, in an amount exceeding $7,500,000; provided, however, that, with respect to the Company and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation of any Person hereunder shall be deemed to be such Person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

“Control Group” shall mean (i) Earl E. Congdon, ~~Jeffrey W. Congdon, Susan C. Terry,~~ John R. Congdon, Jr., and David S. Congdon, (ii) the spouse of any Person described in clause (i) above, (iii) any direct descendants of any Person described in clauses (i) and (ii) above, and (iv) any charitable trust, foundation, estate planning trust, family limited partnership or family limited liability company controlled by one or more of the Persons described in clauses (i) through (iii) above.

“Covenant Compliance Worksheet” shall mean a fully completed worksheet in the form of Attachment A to Exhibit E.

“Credit Agreement” shall mean that certain ~~Second~~Third Amended and Restated Credit Agreement, dated as of ~~November 21~~March 22, ~~2019~~2023, among the Company, the banks and financial institutions listed on the signature pages thereto or that become parties thereto after the date thereof and Wells Fargo Bank, National Association, as agent to the lenders thereunder, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof in accordance with the terms of this Agreement.

“Debt” shall mean, with respect to any Person, without duplication,

(i) its liabilities for borrowed money;

(ii) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(iii) its Finance Lease Obligations;

(iv) its liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

(v) Contingent Obligations by such Person with respect to liabilities of a type described in any of clauses (i) through (iv) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (i) through (v) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.

“Default Rate” shall mean, at any time upon the occurrence of an Event of Default and until such Event of Default has been cured or waived in writing, a rate of interest per annum from time to time equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) the greater of (a) 2.0% over the coupon rate over the rate of interest in effect immediately prior to such Event of Default and (b) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association from time to time in New York City as its Prime Rate.

“Delayed Delivery Fee” shall have the meaning specified in paragraph 2B(8)(ii).

“Disqualified Capital Stock” shall mean, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

“Dollars” or “$” shall mean dollars of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“EBIT” shall mean, for any period, Consolidated Net Income for such period plus income tax expense for such period plus Consolidated Net Interest Expense for such period, all to the extent taken into account in the calculation of Consolidated Net Income, and (i) including without limitation (A) earnings of any Subsidiary of the Company accrued prior to the date it became a Subsidiary of the Company pursuant to a Permitted Acquisition, (B) earnings of any Person attributable to the assets which have been acquired in any manner by the Company or any of its Subsidiaries pursuant to a Permitted Acquisition, realized by such Person on account of such assets prior to the date of such acquisition, (C) earnings of any Person prior to any date such Person has merged or consolidated with the Company or any Subsidiary pursuant to a Permitted Acquisition and as permitted by paragraph 6A, and (ii) excluding (A) any gain or loss arising from the sale of non-operating assets, (B) any gain arising from any write-up of assets, (C) any gain arising from the acquisition of any securities of the Company or any of its Subsidiaries, and (D) any gain or loss arising from extraordinary or nonrecurring items, all determined in accordance with GAAP for such period.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, “Claims”), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“ERISA Affiliate” shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under “common control” with, or a member of the same “controlled group” as, the Company or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

“ERISA Event” shall mean any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event with respect to a Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Company or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within thirty (30) days, (vi) the imposition upon the Company or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Company or any ERISA Affiliate as a result of any alleged failure to comply with the Internal Revenue Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Company or any ERISA Affiliate, or a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Plan for which the Company or any of its ERISA Affiliates may be directly or indirectly liable, (viii) the failure of any Plan to satisfy the minimum funding standard of Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, or (ix) the incurrence of an obligation to provide a notice under Section 101 (j) of ERISA, the adoption of an amendment which may not take effect due to the application of Section 436(c)(1) of the Internal Revenue Code or Section 206(g)(2)(A) of ERISA, or the payment of a contribution in order to satisfy the requirements of Section 436(c)(2) of the Internal Revenue Code or Section 206(g)(2)(B) of ERISA.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Excluded Subsidiary” shall mean, at any time, a Domestic Subsidiary of the Company that is currently designated by the Company as such, including such Subsidiary’s Subsidiaries. The Company may designate any Domestic Subsidiary as an Excluded Subsidiary at

any time by notice to the holders of Notes, provided that (a) at the time of such designation, after giving effect to such designation, no Default or Event of Default has occurred and is continuing (including on a pro forma basis), and (b) at all times, all of the following conditions are satisfied:

(i)
the aggregate total assets of all Subsidiaries designated as Excluded Subsidiaries constitute no more than an amount equal to the greater of (A) 12.5% of the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recently completed fiscal quarter for which the holders of Notes have received financial statements and a compliance certificate required by paragraphs 5A and 5B(i) and (B) $150,000,000;

(ii)
the aggregate total EBIT of all Subsidiaries designated as Excluded Subsidiaries for the period of four fiscal quarters ended as of the most recently ended fiscal quarter for which the holders of Notes have received financial statements and a Compliance Certificate required by paragraphs 5A and 5B(i) constitutes no more than an amount equal to the greater of (A) 12.5% of the EBIT of the Company and its Consolidated Subsidiaries for such period and (B) $25,000,000; and

(iii)
no Subsidiary which is designated as an Excluded Subsidiary has guaranteed, or otherwise become subject to any other Contingent Obligation relating to, any Indebtedness of the Company or any Subsidiary Guarantor;

provided, if such Subsidiary is the target of an Acquisition at the time of determination, the calculations referred to in clause (i) and (ii) above shall be made on a pro forma basis as if such target had been consolidated with the Company for the periods applicable to such calculations.

~~“Existing Note Purchase Agreement” shall mean that certain Note Purchase Agreement, dated as of January 3, 2011, between the Company and the purchasers named therein pursuant to which the Company issued $45,000,000 aggregate principal amount of 4.79% Senior Notes, Tranche B, due January 3, 2021, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.~~

“Facility” shall have the meaning specified in paragraph 2B(1).

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“Finance Lease Obligations” shall mean obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a finance lease on a balance sheet prepared in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Financial Officer” shall mean, with respect to the Company, the chief financial officer, vice president - finance, principal accounting officer, treasurer, or controller of the Company.

“First Amendment” shall mean that certain First Amendment to Note Purchase and Private Shelf Agreement, dated as of March 22, 2023, by and among the Company, Prudential and the other holders of Notes.

“First Amendment Effective Date” shall mean March 22, 2023.

“Fixed Charge Coverage Ratio” shall mean, as of the last day of any fiscal quarter, the ratio of (i) the sum of EBIT and Gross Rents, each for the period of four consecutive fiscal quarters then ending, to (ii) the sum of Consolidated Net Interest Expense and Gross Rents, in each case for the period of four consecutive fiscal quarters then ending.

“Foreign Subsidiary” shall mean (i) a Subsidiary of the Company that is a “controlled foreign corporation,” as such term is defined in Section 957 of the Internal Revenue Code and (ii) each Subsidiary of such “controlled foreign corporation”; provided, that any Foreign Subsidiary that (a) is directly owned by a non-Foreign Subsidiary, and (b) is a disregarded entity for U.S. federal income tax purposes shall not be deemed to be a Foreign Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of paragraph 10C).

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Gross Rents” shall mean, for any period, the aggregate amount of all payments which the Company and its Subsidiaries are required to make during such period pursuant to the terms of any lease by the Company or any Subsidiary of any building (including, without limitation, any leased terminals or similar facilities of the Company or any Subsidiary) or revenue producing equipment, including renewals thereof.

“Hazardous Substances” shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates or spot prices of new materials.

“Hedge Party” shall mean any Bank Lender or any Affiliate of any Bank Lender in its capacity as a counterparty to any Hedge Agreement with the Company or any Subsidiary, which Hedge Agreement is required or permitted under the Credit Agreement to be entered into by the Company, or any former Bank Lender or any Affiliate of any former Bank Lender in its capacity as a counterparty to any such Hedge Agreement entered into prior to the date such Person or its Affiliate ceased to be a Bank Lender.

“Hedge Treasury Note(s)” shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

“Including” shall mean, unless the context clearly requires otherwise, “including without limitation”.

“Indebtedness” shall mean, with respect to any Person (without duplication), (i) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers’ acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (iv) all obligations of such Person to pay the deferred purchase price of property or services, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all Finance Lease Obligations of such Person, (vii) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (viii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors or other governing body of the issuer of such Disqualified Capital Stock), (ix) all Contingent Obligations of such Person, (x) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product (but excluding operating leases entered into in the ordinary course of business and consistent with such Person’s past practice), (xi) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, and (xii) all indebtedness referred to in clauses (i) through (xi) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

“Indemnitee” shall have the meaning specified in paragraph 11B.

“INHAM Exemption” shall have the meaning set forth in paragraph 9B(e).

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act, or any successor law, rule or regulation) or “accredited investor” (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Investments” shall have the meaning given to such term in paragraph 6E.

“Issuance Period” shall have the meaning specified in paragraph 2B(2).

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease, finance lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

“Margin Stock” shall have the meaning given to such term in Regulation U.

“Material Adverse Change” shall mean a material adverse change in the financial condition, operations, ~~prospects,~~ business, properties or assets of the Company and its Subsidiaries, taken as a whole.

“Material Adverse Effect” shall mean a material adverse effect upon (i) the financial condition, operations, ~~prospects,~~ business~~, properties~~ or assets of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company or any Subsidiary to perform its obligations under this Agreement or any of the other Note Documents to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any of the other Note Documents or the rights and remedies of the holders of Notes hereunder and thereunder.

“Material Contract” shall have the meaning given to such term in paragraph 8Q.

“Material Credit Facility” shall mean, as to the Company and its Subsidiaries, (a) the Credit Agreement~~; (b) the Existing Note Purchase Agreement;~~ and (~~c~~b) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of this Agreement by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than $75,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

“NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” shall have the meaning set forth in paragraph 9B(a).

“Notes” shall have the meaning specified in paragraph 1B.

“Obligations” shall mean all principal of and interest (including, to the greatest extent permitted by law, postpetition interest) on the Notes, all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Company to any holder of Notes or any other Person entitled thereto, under this Agreement or any of the other Note Documents, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

“Permitted Acquisition” shall mean (a) any Acquisition with respect to which all of the following conditions are satisfied: (i) each business acquired shall be within the permitted lines of business described in paragraph 6H, (ii) any Capital Stock given as consideration in connection therewith shall be Capital Stock of the Company, (iii) in the case of an Acquisition involving the acquisition of control of Capital Stock of any Person, immediately after giving effect to such Acquisition such Person (or the surviving Person, if the Acquisition is effected through a merger or consolidation) shall be the Company or a Wholly Owned Subsidiary, and (iv) all of the conditions and requirements of paragraph 5H and 5I applicable to such Acquisition are satisfied; or (b) any other Acquisition to which the Required Holders shall have given their prior written consent (which consent may be in their sole discretion and may be given subject to such additional terms and conditions as the Required Holders shall establish) and with respect to which all of the conditions and requirements set forth in this definition and in paragraph 5H, and in or pursuant to any such consent, have been satisfied or waived in writing by the Required Holders.

“Permitted Liens” shall have the meaning given to such term in paragraph 6C.

“Person” shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

“Plan” shall mean any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Company or any ERISA Affiliate may have any liability.

“Prohibited Transaction” shall mean any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

“Prudential” shall mean PGIM, Inc.

“Prudential Affiliate” shall mean (a) any corporation or other entity controlling, controlled by, or under common control with, Prudential, or (b) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (a) of this definition. For purposes of this definition, the terms “control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s voting stock or equivalent voting securities or interests.

“PTE” shall have the meaning set forth in paragraph 9B(a).

“Purchasers” shall mean the Series B Purchasers and, with respect to any Accepted Notes, the Prudential Affiliate(s), and their respective successors and assigns, which are purchasing such Accepted Notes.

“QPAM Exemption” shall have the meaning set forth in paragraph 9B(d).

“Recipient” shall mean any holder of Notes in its capacity as a Person receiving a payment under any Note Document.

“Regulations D, T, U and X” shall mean Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

“Related Party” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Remaining Average Life” with respect to any Indebtedness, shall mean the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) the principal amount of such Indebtedness into (ii) the sum of the products obtained by multiplying (a) the amount of each remaining scheduled principal payments of such Indebtedness by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the date of determination of such Indebtedness’ remaining average life and the scheduled due dates of such Indebtedness’ principal payments.

“Reportable Event” shall mean (i) any “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Internal Revenue Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code), (ii) any such “reportable event” subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

“Request for Purchase” shall have the meaning specified in paragraph 2B(3).

“Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

“Requirement of Law” shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Note Documents.

“Rescheduled Closing Day” shall have the meaning specified in paragraph 2B(7).

“Responsible Officer” shall mean, with respect to the Company, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of the Company, and any other officer or similar official thereof responsible for the administration of the obligations of the Company in respect of this Agreement.

“Restricted Payments” shall have the meaning given to such term in paragraph 6F.

“Sanctioned Country” shall mean at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions ~~(including, without limitation, as of the date of this Agreement, Cuba, Iran, North Korea, Syria and Crimea)~~.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), or (d) any Person otherwise a target of Sanctions.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the United Nations Security Council, the European Union, ~~Her~~any European member state, His Majesty’s Treasury, or other relevant sanctions authority.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series” shall have the meaning specified in paragraph 1B.

“Series B Closing Day” shall have the meaning specified in paragraph 2A.

“Series B Note(s)” shall have the meaning specified in paragraph 1A.

“Series B Purchasers” shall mean The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company and Physicians Mutual Insurance Company.

“Shelf Note(s)” shall have the meaning specified in paragraph 1B.

“Significant Holder” shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

“Source” shall have the meaning set forth in paragraph 9B.

“Structuring Fee” shall have the meaning specified in paragraph 2B(8)(i).

“Subsidiary” shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of the Company.

“Subsidiary Guarantor” shall mean any Subsidiary of the Company that is a guarantor under the Subsidiary Guaranty.

“Subsidiary Guaranty” shall mean a guaranty agreement made by the Subsidiary Guarantors in favor of the holders of Notes, in substantially the form of Exhibit F, as amended, modified or supplemented from time to time.

“SVO” shall mean the Securities Valuation Office of the NAIC or any successor to such Office.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“Unfunded Pension Liability” shall mean, with respect to any Plan or Multiemployer Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Internal Revenue Code for the applicable plan year.

“Wholly Owned” shall mean, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (excluding in the case of Foreign Subsidiaries and other Persons organized outside the United States of America only, any directors’ qualifying shares and shares or other equity interests held by foreign nationals) is owned, directly or indirectly, by such Person.

10C. Accounting Principles, Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to paragraph 5A(i) or (ii) or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8K, but excluding the effects of Accounting Standards Codification 825-10-25 (previously referred to as SFAS 159) or any successor or other accounting standard to the extent it relates to “fair value” accounting or provides for any other accounting treatment that would result in any financial liability being set forth at an amount less than the actual outstanding principal amount thereof; provided that, in the event that any changes in GAAP after the date of this Agreement are required to be applied to the Company and would affect the computation of the financial covenants contained in paragraphs 6N and 6O and otherwise, including paragraph 5H, such changes shall be followed in this Agreement only from and after the date this Agreement shall have been amended to take into account any such changes. The foregoing shall not be construed to prohibit the Company from changing its financial statements so that such financial statements comply with GAAP. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced. Notwithstanding the foregoing, for purposes of determining compliance with the financial covenants contained in this Agreement, including without limitation paragraphs 6N and 6O, any election by the Company to measure an item of Indebtedness using fair value (as permitted by the Accounting Standards Codification Section 825-10 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. For purposes of this Agreement, lease obligations (whether in effect as of the date of this Agreement or thereafter incurred) that are classified and accounted for as operating leases under GAAP will be excluded from the definition of Finance Lease Obligations, Debt and Indebtedness hereunder.

10D. Other Terms; Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder.” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

10E. Divisions. For all purposes under the Note Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

11. MISCELLANEOUS.

11A. Note Payments. So long as any Purchaser shall hold any Note, the Company will make payments of principal of, interest on, and any Make Whole Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series B Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A. No holder shall be required to present or surrender any Note or make any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

11B. Expenses; Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all reasonable, out-of-pocket expenses arising in connection with such transactions, including (i) (A) all stamp and documentary taxes and similar charges, (B) costs of obtaining a private placement number for the Notes and (C) reasonable fees and out-of-pocket expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the issuance of the Notes; (ii) document production and duplication charges and the reasonable fees and out-of-pocket expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (A) this Agreement and the transactions contemplated hereby and (B) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement, whether or not such the proposed action shall be effected or granted; (iii) the reasonable costs and out-of-pocket expenses, including reasonable attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and out-of-pocket expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case; and (iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

The Company will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instructions) for all reasonable fees and costs paid or payable by such Purchaser or holder to the SVO in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with the SVO or any successor organization acceding to the authority thereof.

The Company shall indemnify each holder of the Notes and each of its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Notes, the other Note Documents, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or under the Notes, the other Note Documents, or the consummation of the transactions contemplated hereby or thereby, (ii) any Notes or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of the Company’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate, method of computation or time of payment of interest on or any Make Whole Amount payable with respect to the Notes of such Series, or affect the time, amount or allocation of any prepayment, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense and within five Business Days of receipt of such Notes, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense and within five Business Days of receipt of such Notes, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on, and any Make Whole Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of an Event of Default or Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holders to prohibit (through equitable action or otherwise) the taking of any action by the Company or a Subsidiary which would result in an Event of Default or Default.

11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series B Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such other holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at Old Dominion Freight Line, Inc., 500 Old Dominion Way, Thomasville, North Carolina 27360, Attention: Adam Satterfield, Chief Financial Officer, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2.

11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Make Whole Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, then and in such event payment shall be made on the next succeeding Business Day, but shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11N. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK IN ACCORDANCE WITH THE PROVISIONS OF §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

11O. Consent to Jurisdiction; Waiver or Immunities. The Company hereby irrevocably submits to the jurisdiction of any New York state or Federal court sitting in New York in any action or proceeding arising out of or relating to this Agreement, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in New York state or Federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company agrees and irrevocably consents to the service of any and all process in any such action or proceeding by the mailing, by registered or certified U.S. mail, or by any other means or mail that requires a signed receipt, of copies of such process to CT Corporation System at 1633 Broadway, New York, New York 10019. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph 11L shall affect the right of any holder of the Notes to serve legal process in any other manner permitted by law or affect the right of any holder of the Notes to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction. To the extent that the Company has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement.

11P. WAIVER OF JURY TRIAL. THE COMPANY AND THE HOLDERS OF THE NOTES AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE HOLDERS OF THE NOTES AND THE COMPANY EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE HOLDERS OF THE NOTES AND THE COMPANY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11Q. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

11R. Counterparts; Electronic Execution.

(a)
This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(b)
The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Note Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Note Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Required Holders, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, no holder of Notes is under obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Required Holders pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Required Holders have agreed to accept such Electronic Signature from any party hereto, the holder of Notes and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of any holder of Notes, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the holder of Notes and the Company, electronic images of this Agreement or any other Note Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Note Documents based solely on the lack of paper original copies of any Note Documents, including with respect to any signature pages thereto.

11S. Binding Agreement. When this Agreement is executed and delivered by the Company, the Series B Purchasers and Prudential, it shall become a binding agreement between the Company, the Series B Purchasers and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

11T. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

11U. Transaction References. The Company agrees that Prudential may, after public disclosure by the Company, (a) refer to its role in originating the purchase of the Series B Notes from the Company and establishing the Facility, as well as the identity of the Company and the aggregate principal amount and issue date of the Notes and the maximum aggregate principal amount of the Shelf Notes and the date on which the Facility was established, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Company’s corporate logo in conjunction with any such reference.

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